Exhibit 23.2

Kronick Kalada Berdy & Co. LETTERHEAD

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on amendment No. 2 of Form S-4 of Sterling Banks, Inc. of our report dated December 8, 2005, relating to the financial statements of Farnsworth Bancorp, Inc. and Subsidiaries for the years ended September 30, 2005 and 2004. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

Kingston, Pennsylvania	/s/ Kronick Kalada Berdy & Co., P.C.
September 14, 2006	Kronick Kalada Berdy & Co., P.C.